EXHIBIT 99.1
FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Reports Second Quarter 2025 Financial Results
EMERYVILLE, Calif., Jul. 29, 2025 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $96.2 million, or $1.21 per diluted share, for the second quarter ended June 30, 2025, compared to $102.6 million, or $1.28 per diluted share, for the first quarter ended March 31, 2025 and $92.1 million, or $1.13 per diluted share, for the second quarter ended June 30, 2024. Adjusted net income for the quarter was $96.5 million, or $1.22 per diluted share, compared to $102.5 million, or $1.28 per diluted share, for the first quarter ended March 31, 2025 and $97.6 million, or $1.20 per diluted share, for the second quarter ended June 30, 2024.
Adam Pollitzer, President and Chief Executive Officer of National MI, said, “In the second quarter, we again delivered strong operating performance, continued growth in our high-quality insured portfolio, and standout financial results. We have a strong customer franchise, a talented team driving us forward every day, an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, and a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we’re well positioned to continue delivering differentiated growth, returns and value for our shareholders.”
Selected second quarter 2025 highlights include:
•Primary insurance-in-force at quarter end was $214.7 billion, compared to $211.3 billion at the end of the first quarter and $203.5 billion at the end of the second quarter of 2024.
•Net premiums earned were $149.1 million, compared to $149.4 million in the first quarter and $141.2 million in the second quarter of 2024.
•Total revenue was $173.8 million, compared to $173.2 million in the first quarter and $162.1 million in the second quarter of 2024.
•Insurance claims and claim expenses were $13.4 million, compared to $4.5 million in the first quarter and $0.3 million in the second quarter of 2024. Loss ratio was 9.0%, compared to 3.0% in the first quarter and 0.2% in the second quarter of 2024.
•Underwriting and operating expenses were $29.5 million, compared to $30.2 million in the first quarter and $28.3 million in the second quarter of 2024. Expense ratio was 19.8%, compared to 20.2% in the first quarter and 20.1% in the second quarter of 2024.
•Net income was $96.2 million, compared to $102.6 million in the first quarter and $92.1 million in the second quarter of 2024. Diluted EPS was $1.21, compared to $1.28 in the first quarter and $1.13 in the second quarter of 2024.
•Adjusted net income was $96.5 million, compared to $102.5 million in the first quarter and $97.6 million in the second quarter of 2024. Adjusted diluted EPS was $1.22, compared to $1.28 in the first quarter and $1.20 in the second quarter of 2024.
•Shareholders’ equity was $2.4 billion at quarter end and book value per share was $31.14. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $32.08, up 4% compared to $30.85 in the first quarter and 16% compared to $27.54 in the second quarter of 2024.
•Annualized return on equity for the quarter was 16.2%, compared to 18.1% in the first quarter and 18.3% in the second quarter of 2024. Annualized adjusted return on equity was 16.3%, compared to 18.1% in the first quarter and 19.4% in the second quarter of 2024.
•At quarter-end, total PMIERs available assets were $3.2 billion and net risk-based required assets were $1.9 billion.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2025	3/31/2025	6/30/2024	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$214.7	$211.3	$203.5	2%	5%
New Insurance Written - NIW	12.5	9.2	12.5	35%	—%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	$149.1	$149.4	$141.2	—%	6%
Net Investment Income	24.9	23.7	20.7	5%	21%
Insurance Claims and Claim Expenses	13.4	4.5	0.3	200%	NM (3)
Underwriting and Operating Expenses	29.5	30.2	28.3	(2)%	4%
Adjusted Net Income	96.5	102.5	97.6	(6)%	(1)%
Adjusted Diluted EPS	$1.22	$1.28	$1.20	(5)%	1%
Book Value per Share (excluding net unrealized gains and losses) (2)	$32.08	$30.85	$27.54	4%	16%
Loss Ratio	9.0%	3.0%	0.2%
Expense Ratio	19.8%	20.2%	20.1%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.
(3)    Not meaningful.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, July 29, 2025, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the “Investor Relations” section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally, by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including changes in interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, and their impacts on our business, operations and personnel; changes in the charters, business practices,

EXHIBIT 99.1
policies, pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Net realized investment gains and losses. The recognition of net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(4) Net unrealized gains and losses on investments. The recognition of net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations.

Investor Contact
Gregory Epps
Senior Manager, Investor Relations and Treasury
Investor.relations@nationalmi.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$149,066	$141,168	$298,432	$277,825
Net investment income	24,949	20,688	48,635	40,124
Net realized investment losses	(400)	—	(376)	—
Other revenues	164	266	334	426
Total revenues	173,779	162,122	347,025	318,375
Expenses
Insurance claims and claim expenses	13,445	276	17,923	3,970
Underwriting and operating expenses	29,508	28,330	59,683	58,145
Service expenses	110	194	226	331
Interest expense	7,115	14,678	14,221	22,718
Total expenses	50,178	43,478	92,053	85,164

Income before income taxes	123,601	118,644	254,972	233,211
Income tax expense	27,450	26,565	56,262	52,082
Net income	$96,151	$92,079	$198,710	$181,129

Earnings per share
Basic	$1.23	$1.15	$2.54	$2.25
Diluted	$1.21	$1.13	$2.50	$2.22

Weighted average common shares outstanding
Basic	77,987	80,117	78,197	80,421
Diluted	79,256	81,300	79,557	81,703

Loss ratio (1)	9.0%	0.2%	6.0%	1.4%
Expense ratio (2)	19.8%	20.1%	20.0%	20.9%
Combined ratio (3)	28.8%	20.3%	26.0%	22.4%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	June 30, 2025	December 31, 2024
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $3,016,032 and $2,876,343)	$2,929,117	$2,723,541
Cash and cash equivalents	84,013	54,308
Premiums receivable, net	83,647	82,804
Accrued investment income	24,376	22,386
Deferred policy acquisition costs, net	64,148	64,327
Software and equipment, net	23,793	25,681
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	32,705	32,260
Prepaid federal income taxes	322,175	322,175
Other assets	23,477	18,857
Total assets	$3,591,085	$3,349,973

Liabilities
Debt	$416,073	$415,146
Unearned premiums	54,159	65,217
Accounts payable and accrued expenses	86,904	103,164
Reserve for insurance claims and claim expenses	163,033	152,071
Deferred tax liability, net	441,389	386,192
Other liabilities	9,420	10,751
Total liabilities	1,170,978	1,132,541

Shareholders' equity
Common stock: 77,717,841 and 78,600,726 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	884	879
Additional paid-in capital	1,006,058	1,004,692
Treasury Stock, at cost: 10,647,668 and 9,301,900 common shares as of June 30, 2025 and December 31, 2024, respectively	(296,047)	(246,594)
Accumulated other comprehensive loss, net of tax	(72,757)	(124,804)
Retained earnings	1,781,969	1,583,259
Total shareholders' equity	2,420,107	2,217,432
Total liabilities and shareholders' equity	$3,591,085	$3,349,973

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the six months ended
	6/30/2025	3/31/2025	6/30/2024	6/30/2025	6/30/2024
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$149,066	$149,366	$141,168	$298,432	$277,825
Net investment income	24,949	23,686	20,688	48,635	40,124
Net realized investment (losses) gains	(400)	24	—	(376)	—
Other revenues	164	170	266	334	426
Total revenues	173,779	173,246	162,122	347,025	318,375
Expenses
Insurance claims and claim expenses	13,445	4,478	276	17,923	3,970
Underwriting and operating expenses	29,508	30,175	28,330	59,683	58,145
Service expenses	110	116	194	226	331
Interest expense	7,115	7,106	14,678	14,221	22,718
Total expenses	50,178	41,875	43,478	92,053	85,164

Income before income taxes	123,601	131,371	118,644	254,972	233,211
Income tax expense	27,450	28,812	26,565	56,262	52,082
Net income	$96,151	$102,559	$92,079	$198,710	$181,129

Adjustments:
Net realized investment losses (gains)	400	(24)	—	376	—
Capital markets transaction costs	—	—	6,966	—	6,966
Adjusted income before taxes	124,001	131,347	125,610	255,348	240,177

Income tax expense (benefit) on adjustments (1)	84	(5)	1,463	79	1,463
Adjusted net income	$96,467	$102,540	$97,582	$199,007	$186,632

Weighted average diluted shares outstanding	79,256	79,858	81,300	79,557	81,703

Diluted EPS	$1.21	$1.28	$1.13	$2.50	$2.22
Adjusted diluted EPS	$1.22	$1.28	$1.20	$2.50	$2.28

Return on equity	16.2%	18.1%	18.3%	17.1%	18.2%
Adjusted return on equity	16.3%	18.1%	19.4%	17.2%	18.8%

Expense ratio (2)	19.8%	20.2%	20.1%	20.0%	20.9%
Adjusted expense ratio (3)	19.8%	20.2%	20.1%	20.0%	20.9%

Combined ratio (4)	28.8%	23.2%	20.3%	26.0%	22.4%
Adjusted combined ratio (5)	28.8%	23.2%	20.3%	26.0%	22.4%

Book value per share (6)	$31.14	$29.65	$25.65
Book value per share (excluding net unrealized gains and losses) (7)	$32.08	$30.85	$27.54

EXHIBIT 99.1
(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholders' equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2025		2024
	June 30	March 31	December 31	September 30	June 30
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$149,066	$149,366	$143,520	$143,343	$141,168
Net investment income	24,949	23,686	22,718	22,474	20,688
Net realized investment (losses) gains	(400)	24	33	(10)	—
Other revenues	164	170	233	285	266
Total revenues	173,779	173,246	166,504	166,092	162,122
Expenses
Insurance claims and claim expenses	13,445	4,478	17,253	10,321	276
Underwriting and operating expenses	29,508	30,175	31,092	29,160	28,330
Service expenses	110	116	184	208	194
Interest expense	7,115	7,106	7,102	7,076	14,678
Total expenses	50,178	41,875	55,631	46,765	43,478

Income before income taxes	123,601	131,371	110,873	119,327	118,644
Income tax expense	27,450	28,812	24,706	26,517	26,565
Net income	$96,151	$102,559	$86,167	$92,810	$92,079

Earnings per share
Basic	$1.23	$1.31	$1.09	$1.17	$1.15
Diluted	$1.21	$1.28	$1.07	$1.15	$1.13

Weighted average common shares outstanding
Basic	77,987	78,407	78,997	79,549	80,117
Diluted	79,256	79,858	80,623	81,045	81,300

Other data
Loss ratio (1)	9.0%	3.0%	12.0%	7.2%	0.2%
Expense ratio (2)	19.8%	20.2%	21.7%	20.3%	20.1%
Combined ratio	28.8%	23.2%	33.7%	27.5%	20.3%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$12,464	$9,221	$11,925	$12,218	$12,503
New risk written	3,260	2,428	3,134	3,245	3,335
Insurance-in-force (IIF) (1)	214,653	211,308	210,183	207,538	203,501
Risk-in-force (RIF) (1)	57,496	56,515	56,113	55,253	53,956
Policies in force (count) (1)	668,638	661,490	659,567	654,374	645,276
Average loan size ($ value in thousands) (1)	$321	$319	$319	$317	$315
Coverage percentage (2)	26.8%	26.7%	26.7%	26.6%	26.5%
Loans in default (count) (1)	6,709	6,859	6,642	5,712	4,904
Default rate (1)	1.00%	1.04%	1.01%	0.87%	0.76%
Risk-in-force on defaulted loans (1)	$569	$567	$545	$468	$401
Average net premium yield (3)	0.28%	0.28%	0.27%	0.28%	0.28%
Earnings from cancellations	$0.7	$0.6	$0.8	$0.8	$1.0
Annual persistency (4)	84.1%	84.3%	84.6%	85.5%	85.4%
Quarterly run-off (5)	4.3%	3.9%	4.5%	4.0%	4.2%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.
NIW, IIF and Premiums
    The tables below present NIW and primary IIF, as of the dates and for the periods indicated.

NIW	For the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(In Millions)
Monthly	$12,214	$9,049	$11,688	$11,978	$12,288
Single	250	172	237	240	215
Total	$12,464	$9,221	$11,925	$12,218	$12,503

Primary IIF	As of
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(In Millions)
Monthly	$197,608	$193,856	$192,228	$189,241	$184,862
Single	17,045	17,452	17,955	18,297	18,639
Total	$214,653	$211,308	$210,183	$207,538	$203,501

EXHIBIT 99.1
    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, 2023 QSR Transaction, 2024 QSR Transaction, and 2025 QSR Transaction and collectively, the QSR Transactions), insurance-linked note transactions (the 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions), and traditional reinsurance transactions (the 2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction, 2023-2 XOL Transaction, 2024 XOL Transaction, and 2025 XOL Transaction and collectively, the XOL Transactions) for the periods indicated.

	For the three months ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$12,764,708	$12,888,870	$13,024,200	$12,968,039	$12,815,434
Ceded premiums earned	(40,227)	(41,011)	(41,596)	(41,761)	(41,555)
Ceded claims and claim expenses (benefits)	3,253	523	4,075	2,449	(138)
Ceding commission earned	9,669	9,768	9,997	10,152	10,222
Profit commission	19,958	23,398	20,149	21,883	24,351
The ILN Transactions (1)
Ceded premiums	$(3,244)	$(3,311)	$(4,217)	$(4,302)	$(5,858)
The XOL Transactions
Ceded Premiums	$(10,350)	$(10,168)	$(9,969)	$(9,760)	$(9,403)
(1)    Effective July 25, 2024 and December 27, 2024, NMIC exercised its optional termination rights to terminate and commute its previously outstanding excess-of-loss reinsurance agreements with Oaktown Re III Ltd. and Oaktown Re V Ltd., respectively. In connection with the terminations and commutations, the insurance-linked notes issued by Oaktown Re III Ltd. and Oaktown Re V Ltd. were redeemed in full with a distribution of remaining collateral assets.
The tables below present our total NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

NIW by FICO	For the three months ended			For the six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(In Millions)
>= 760	$6,523	$4,971	$6,797	$11,494	$11,685
740-759	2,281	1,753	2,154	4,034	3,951
720-739	1,585	1,177	1,537	2,762	2,757
700-719	1,061	665	1,084	1,726	1,864
680-699	590	413	635	1,003	1,165
<=679	424	242	296	666	479
Total	$12,464	$9,221	$12,503	$21,685	$21,901
Weighted average FICO	756	758	757	757	757

NIW by LTV	For the three months ended			For the six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(In Millions)
95.01% and above	$1,544	$1,147	$1,768	$2,691	$2,830
90.01% to 95.00%	5,486	4,274	5,645	9,760	10,059
85.01% to 90.00%	3,887	2,751	3,739	6,638	6,670
85.00% and below	1,547	1,049	1,351	2,596	2,342
Total	$12,464	$9,221	$12,503	$21,685	$21,901
Weighted average LTV	92.0%	92.2%	92.3%	92.1%	92.3%

EXHIBIT 99.1

NIW by purchase/refinance mix	For the three months ended			For the six months ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
	(In Millions)
Purchase	$11,813	$8,822	$12,257	$20,635	$21,414
Refinance	651	399	246	1,050	487
Total	$12,464	$9,221	$12,503	$21,685	$21,901
The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2025.

Primary IIF and RIF	As of June 30, 2025
	IIF	RIF
Book Year	(In Millions)
2025	$21,220	$5,566
2024	41,100	10,909
2023	32,013	8,458
2022	44,598	11,953
2021	45,409	12,424
2020 and before	30,313	8,186
Total	$214,653	$57,496
    The tables below present our total primary IIF and RIF by FICO and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2025	March 31, 2025	June 30, 2024
	(In Millions)
>= 760	$107,677	$106,004	$101,531
740-759	38,426	37,716	36,135
720-739	29,825	29,430	28,479
700-719	20,049	19,737	19,295
680-699	13,381	13,324	13,138
<=679	5,295	5,097	4,923
Total	$214,653	$211,308	$203,501

Primary RIF by FICO	As of
	June 30, 2025	March 31, 2025	June 30, 2024
	(In Millions)
>= 760	$28,596	$28,117	$26,692
740-759	10,342	10,132	9,624
720-739	8,086	7,966	7,634
700-719	5,483	5,384	5,217
680-699	3,635	3,610	3,530
<=679	1,354	1,306	1,259
Total	$57,496	$56,515	$53,956

EXHIBIT 99.1

Primary IIF by LTV	As of
	June 30, 2025	March 31, 2025	June 30, 2024
	(In Millions)
95.01% and above	$25,052	$24,167	$21,556
90.01% to 95.00%	106,017	104,312	99,355
85.01% to 90.00%	65,109	64,298	62,461
85.00% and below	18,475	18,531	20,129
Total	$214,653	$211,308	$203,501

Primary RIF by LTV	As of
	June 30, 2025	March 31, 2025	June 30, 2024
	(In Millions)
95.01% and above	$7,843	$7,546	$6,698
90.01% to 95.00%	31,302	30,804	29,354
85.01% to 90.00%	16,152	15,957	15,500
85.00% and below	2,199	2,208	2,404
Total	$57,496	$56,515	$53,956

Primary RIF by Loan Type	As of
	June 30, 2025	March 31, 2025	June 30, 2024
Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF for the dates and periods indicated.

Primary IIF	As of and for the three months ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(In Millions)
IIF, beginning of period	$211,308	$210,183	$199,373
NIW	12,464	9,221	12,503
Cancellations, principal repayments and other reductions	(9,119)	(8,096)	(8,375)
IIF, end of period	$214,653	$211,308	$203,501

EXHIBIT 99.1
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2025	March 31, 2025	June 30, 2024
California	10.1%	10.1%	10.1%
Texas	8.4	8.5	8.8
Florida	7.2	7.3	7.5
Georgia	4.0	4.1	4.2
Illinois	3.9	3.8	3.9
Washington	3.8	3.9	3.9
Virginia	3.7	3.7	3.8
Pennsylvania	3.5	3.4	3.4
Ohio	3.4	3.3	3.1
North Carolina	3.2	3.2	3.0
Total	51.2%	51.3%	51.7%

    The table below presents selected primary portfolio statistics, by book year, as of June 30, 2025.

	As of June 30, 2025
Book Year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values In Millions)
2016 and prior	$37,222	$1,996	5%	151,615	10,722	210	403	2.2%	0.4%	2.0%
2017	21,582	1,667	8%	85,897	9,541	240	189	1.9%	0.5%	2.5%
2018	27,295	2,191	8%	104,043	11,969	350	197	2.4%	0.5%	2.9%
2019	45,141	5,612	12%	148,423	25,180	435	109	2.0%	0.4%	1.7%
2020	62,702	18,847	30%	186,174	67,081	527	59	1.3%	0.3%	0.8%
2021	85,574	45,409	53%	257,972	153,220	1,597	112	3.2%	0.7%	1.0%
2022	58,734	44,598	76%	163,281	131,612	2,022	148	16.5%	1.3%	1.5%
2023	40,473	32,013	79%	111,994	93,357	870	33	14.2%	0.8%	0.9%
2024	46,044	41,100	89%	120,747	111,063	449	1	10.1%	0.4%	0.4%
2025	21,685	21,220	98%	55,805	54,893	9	—	1.5%	—%	—%
Total	$446,452	$214,653		1,385,951	668,638	6,709	1,251
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for insurance claims and claim expenses:

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
	(In Thousands)
Beginning balance	$151,847	$127,182	$152,071	$123,974
Less reinsurance recoverables (1)	(31,379)	(27,880)	(32,260)	(27,514)
Beginning balance, net of reinsurance recoverables	120,468	99,302	119,811	96,460

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	26,797	17,396	61,356	50,372
Prior years (3)	(13,685)	(17,120)	(43,766)	(46,402)
Total claims and claim expenses incurred (4)	13,112	276	17,590	3,970

Less claims paid:
Claims and claim expenses paid:
Current year (2)	110	—	110	—
Prior years (3)	4,393	1,471	8,469	2,323
Reinsurance terminations (5)	(1,251)	—	(1,506)	—
Total claims and claim expenses paid	3,252	1,471	7,073	2,323

Reserve at end of period, net of reinsurance recoverables	130,328	98,107	130,328	98,107
Add reinsurance recoverables (1)	32,705	27,336	32,705	27,336
Ending balance	$163,033	$125,443	$163,033	$125,443
(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $51.5 million attributed to net case reserves and $8.8 million attributed to net IBNR reserves for the six months ended June 30, 2025 and $43.1 million attributed to net case reserves and $6.4 million attributed to net IBNR reserves for the six months ended June 30, 2024.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $34.9 million attributed to net case reserves and $8.1 million attributed to net IBNR reserves for the six months ended June 30, 2025 and $39.2 million attributed to net case reserves and $6.3 million attributed to net IBNR reserves for the six months ended June 30, 2024.
(4)    Excludes aggregate termination fees of $0.3 million for the six months ended June 30, 2025 incurred in connection with the respective amendments of the 2016, 2018 and 2021 QSR Transactions.
(5)    Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016, 2018 and 2021 QSR Transactions by mutual agreement on a cut-off basis with no termination fee.

The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Beginning default inventory	6,859	5,109	6,642	5,099
Plus: new defaults	2,169	1,728	4,590	3,604
Less: cures	(2,215)	(1,869)	(4,309)	(3,686)
Less: claims paid	(93)	(59)	(188)	(101)
Less: rescission and claims denied	(11)	(5)	(26)	(12)
Ending default inventory	6,709	4,904	6,709	4,904

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
	($ Values In Thousands)
Number of claims paid (1)	93	59	188	101
Total amount paid for claims	$5,512	$1,877	$10,737	$3,022
Average amount paid per claim	$59	$32	$57	$30
Severity (2)	82%	54%	75%	54%
(1)    Count includes 16 and 36 claims settled without payment during the three and six months ended June 30, 2025, respectively, and 19 and 35 claims settled without payment during the three and six months ended June 30, 2024, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

	As of June 30,
Average reserve per default:	2025	2024
	(In Thousands)
Case (1)	$22.3	$23.6
IBNR (1)(2)	2.0	2.0
Total	$24.3	$25.6
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs available assets and net risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	June 30, 2025	March 31, 2025	June 30, 2024
	(In Thousands)
Available assets	$3,244,517	$3,230,653	$2,827,721
Net risk-based required assets	1,926,517	1,867,414	1,651,569